Exhibit 99.1

                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]

IMMEDIATE RELEASE
March 2, 2004

         UNITED NATURAL FOODS ANNOUNCES 16% INCREASE IN NET REVENUE AND
                   $0.35 IN EARNINGS PER SHARE, A 25% INCREASE
                      FOR THE SECOND QUARTER OF FISCAL 2004

    Reports Record Sales of $393 Million in the Second Quarter of Fiscal 2004

Dayville, Connecticut - March 2, 2004 -- United Natural Foods, Inc. (Nasdaq:
UNFI) today reported net income of $7.0 million for the second quarter of fiscal 2004, ended January 31, 2004, or $0.35 per share on a diluted basis, including special items. Net income for the second quarter of fiscal 2004, excluding special items was $7.1 million, or $0.35 per share on a diluted basis.

Net sales for the second quarter of fiscal 2004 were $393.2 million, an increase of $54.8 million, or 16.2%, from the $338.4 million recorded in the second quarter of fiscal 2003. This increase included growth in the independent, conventional mass market and supernatural channels of 17%, 17% and 15%, respectively. These increases include a full quarter of sales in fiscal 2004 and 2003 from Blooming Prairie, which was acquired on October 11, 2002, and a full quarter of sales in fiscal 2004 and one month of sales in fiscal 2003 from Northeast Cooperative, which was acquired on December 31, 2002.

Net income for the second quarter of fiscal 2004, excluding the effect of special items, increased 31.8% to $7.1 million, or $0.35 per diluted share, compared to $5.4 million, or $0.28 per diluted share, excluding special items, for the quarter ended January 31, 2003. The special items for the second quarter of fiscal 2004 consisted of a non-cash income item related to the change in fair value of interest rate swaps and the related option agreements. As previously reported, these interest rate swaps, which are "ineffective" swaps, have been assigned and will no longer be included as a special item. In addition, certain equipment rental and labor costs were recorded in the second quarter of fiscal 2004 for start-up and transition costs associated with implementing the Company's primary distribution relationship with Wild Oats Market, Inc. In the second quarter of 2003, a special non-cash income was recorded related to the non cash change in fair value of interest rate swaps and the related option agreements and certain costs relating to the expansion of the Chesterfield facility. Net income for the second quarter of fiscal 2004, including the effect of special items, increased 27.9% to $7.0 million, or $0.35 per diluted share, for the second quarter of fiscal 2004 compared to $5.5 million, or $0.28 per diluted share, for the quarter ended January 31, 2003.

The following table details the amounts and effects of these special items:

-------------------------------------------------------------------------------
Quarter Ended January 31, 2004                Pretax                Per diluted
(in thousands, except per share data)         Income   Net of Tax      share
                                              ------   ----------      -----

Income, excluding special items:              $11,695    $7,134        $0.35

Special items - Income/(Expense)
Related to the transition to the primary
distributorship for Wild Oats Market, Inc.       (551)     (336)       (0.01)

Interest rate swap and related agreements
(change in fair value of financial
instruments)                                      400       244         0.01

-------------------------------------------------------------------------------
Income, including special items:              $11,544    $7,042        $0.35
===============================================================================

-------------------------------------------------------------------------------
Quarter Ended January 31, 2003                Pretax               Per diluted
(in thousands, except per share data)         Income   Net of Tax     share
                                              ------   ----------     -----

Income, excluding special items:              $9,024    $5,414        $0.28

Special items - Income/(Expense)
Interest rate swap and related agreements
(change in fair value of financial
instruments)                                     226       136         0.00

Costs related to the Chesterfield
expansion                                        (70)      (42)       (0.00)

-------------------------------------------------------------------------------
Income, including special items:              $9,180    $5,508        $0.28
===============================================================================

The non-cash items from the change in fair value on interest rate swap agreements were caused by favorable and unfavorable changes in interest rate yield curves during the quarters ended January 31, 2004 and 2003, respectively. The costs related to the expansion of the Chesterfield facility were primarily labor related.

As previously reported, on December 29, 2003, the Company assigned and transferred all of its obligations of its two "ineffective" interest rate swaps to a third party at a cost of $5.4 million plus accrued interest. As a result of this assignment, these "ineffective" swaps will no longer be included as a special item for future fiscal periods. These "ineffective" swaps were included as a special item for the second quarter of fiscal 2004.

The Company entered into interest rate swap agreements in October 1998, August 2001 and April 2003. The October 1998 and August 2001 agreements are "ineffective" hedges. Applicable accounting treatment requires that the Company record the changes in fair value of the October 1998 and August 2001 agreements in its consolidated statement of income, rather than within "other comprehensive income" in its statement of stockholders' equity. The changes in fair value are dependent upon the forward looking yield curves for each swap. The April 2003 agreement is an "effective" hedge and therefore does not require this treatment. The Company believes that its October 1998 and August 2001 agreements are special items that are excludable as non-recurring items. First, the Company only intends to enter into "effective" hedges going forward. This stated intention began with the April 2003 agreement. Second, the Company believes that the October 1998 and August 2001 agreements may distort and confuse investors if the change in fair value cannot be treated as a special charge because their inclusion directly impacts the Company's reported earnings per share. A change in fair value, whether positive or negative, can significantly increase or decrease the Company's reported earnings per share. For example, the Company recorded a positive change in fair value for the second quarter of fiscal 2004 that increased its earnings per share by $0.01. If the Company were prohibited from excluding this item as a special charge, it would artificially inflate its reported earnings per share and thereby mislead investors as to its financial condition.

Comments from Management

Commenting on the second quarter results, Steven Townsend, Chief Executive Officer, said, "We achieved another strong quarterly performance, driven by successful implementation of strategies focused on meeting the growing consumer demand for natural and organic foods. During the quarter we realized solid increases in net sales, net income and earnings per share, all indications that our sales and marketing strategies are on target. We remain focused on serving a broad customer base and are pleased to achieve strong year over year sales growth rates to independents, conventional mass market and supernaturals of 17%, 17% and 15% respectively. Looking ahead, we remain committed to meeting the needs of our customers and consistently providing high service levels across our entire distribution network."

Mr. Townsend added, "Further validating our business model, we were pleased to re-establish our primary distribution relationship with Wild Oats Market, Inc. We remain on target to assume primary distribution to Wild Oats Market, Inc. natural food stores by April 1, 2004."

Conference Call

Management will conduct a conference call and audio webcast at 11:00 a.m. ET on March 2, 2004 to review the Company's quarterly results, market trends and future outlook. The conference call dial-in number is 303-262-2130 or 800-218-0204. The audio webcast will be available, on a listen only basis, via the Internet at www.fulldisclosure.com or at the Investor Relations section of the Company's website, www.unfi.com. Please allow extra time to the webcast to visit the site and download any software required to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods

United Natural Foods, Inc. carries and distributes over 32,000 products to more than 14,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

                             Financial Tables Follow

For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

AT THE COMPANY:               FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Rick Puckett                  Joseph Calabrese              Vanessa Schwartz
Chief Financial Officer       General Information           Analyst Information
(860) 779-2800                (212) 445-8434                (212) 445-8433

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on December 12, 2003, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Non-GAAP Results: To supplement its financial statements presented on a GAAP basis, the Company uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude special charges. The Company believes that the use of these additional measures is appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future as these special charges are not expected to be part of the Company's ongoing business. The adjustments to the Company's GAAP results are made with the intent of providing both management and investors with a more complete understanding of the underlying operational results and trends and its marketplace performance. For example, these adjusted non-GAAP results are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States of America. A comparison and reconciliation from non-GAAP to GAAP results is included in the tables within this release.

                   UNITED NATURAL FOODS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                         QUARTERS ENDED          SIX MONTHS ENDED
                                                           JANUARY 31,              JANUARY 31,
                                                           -----------              -----------
(In thousands, except per share data)                   2004        2003          2004       2003
                                                        ----        ----          ----       ----

Net sales                                            $ 393,248    $ 338,447    $ 774,631    $ 649,440

Cost of sales                                          314,463      269,598      619,673      517,166

                                                     ---------    ---------    ---------    ---------
            Gross profit                                78,785       68,849      154,958      132,274
                                                     ---------    ---------    ---------    ---------

Operating expenses                                      65,386       57,940      128,318      111,372

Amortization of intangibles                                234           66          466          104

                                                     ---------    ---------    ---------    ---------
            Total operating expenses                    65,620       58,006      128,784      111,476
                                                     ---------    ---------    ---------    ---------

            Operating income                            13,165       10,843       26,174       20,798
                                                     ---------    ---------    ---------    ---------

Other expense (income):
     Interest expense                                    2,133        2,072        4,454        3,919
     Change in fair value of financial instruments        (400)        (226)        (704)       1,479
     Other, net                                           (112)        (183)        (230)        (420)

                                                     ---------    ---------    ---------    ---------
            Total other expense                          1,621        1,663        3,520        4,978
                                                     ---------    ---------    ---------    ---------

            Income before income taxes                  11,544        9,180       22,654       15,820

Income taxes                                             4,502        3,672        8,835        6,328

                                                     ---------    ---------    ---------    ---------
            Net income                               $   7,042    $   5,508    $  13,819    $   9,492
                                                     =========    =========    =========    =========

Per share data (basic):

            Net income                               $    0.36    $    0.29    $    0.71    $    0.50
                                                     =========    =========    =========    =========

Weighted average basic shares of common stock           19,598       19,119       19,562       19,113
                                                     =========    =========    =========    =========

Per share data (diluted):

            Net income                               $    0.35    $    0.28    $    0.68    $    0.49
                                                     =========    =========    =========    =========

Weighted average diluted shares of common stock         20,375       19,526       20,282       19,471
                                                     =========    =========    =========    =========

                   UNITED NATURAL FOODS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                             JANUARY 31,    JULY 31,
                                                                2004          2003
(In thousands)                                               (UNAUDITED)   (UNAUDITED)
                                                             -----------   -----------

ASSETS
------
Current assets:
   Cash                                                       $   8,860    $   3,645
   Accounts receivable, net                                      99,652       90,111
   Notes receivable, trade, net                                     736          585
   Inventories                                                  175,555      158,263
   Prepaid expenses                                               6,499        5,706
   Deferred income taxes                                          6,004        6,455
   Refundable income taxes                                        1,890          704
                                                              ---------    ---------
      Total current assets                                      299,196      265,469

Property & equipment, net                                       105,195      101,238

Other assets:
   Goodwill                                                      57,202       57,400
   Notes receivable, trade, net                                   2,832        1,261
   Intangible assets, net                                           742        1,014
   Other, net                                                     3,272        3,717

                                                              ---------    ---------
      Total assets                                            $ 468,439    $ 430,099
                                                              =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
   Notes payable - line of credit                             $ 106,498    $  96,170
   Accounts payable                                              79,130       67,187
   Accrued expenses and other current liabilities                24,007       26,347
   Current portion of long-term debt                              4,739        4,459
   Current portion of obligations under capital leases              809          903
   Financial instruments                                            192        6,104
   Income taxes payable                                              --           --
                                                              ---------    ---------
      Total current liabilities                                 215,375      201,170

  Long-term debt, excluding current portion                      46,129       38,507
  Obligations under capital leases, excluding current
      portion                                                       169          612
   Deferred income taxes                                          2,247        2,247
                                                              ---------    ---------
      Total liabilities                                         263,920      242,536
                                                              ---------    ---------

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $0.01 par value, authorized 20,000 and
      5,000 shares at January 31, 2004 and July 31, 2003,
      respectively; none issued and outstanding
   Common stock, $0.01 par value, authorized 50,000 shares;
      issued and outstanding 19,674 and 19,510 at
      January 31, 2004 and July 31, 2003, respectively              197          195
   Additional paid-in capital                                    89,746       86,068
   Unallocated shares of ESOP                                    (1,850)      (1,931)
   Accumulated other comprehensive income                          (192)         432
   Retained earnings                                            116,618      102,799
                                                              ---------    ---------
      Total stockholders' equity                                204,519      187,563
                                                              ---------    ---------

Total liabilities and stockholders' equity                    $ 468,439    $ 430,099
                                                              =========    =========

                   UNITED NATURAL FOODS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                      SIX MONTHS ENDED
                                                                         JANUARY 31,
(In thousands)                                                         2004       2003
                                                                       ----       ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                          $ 13,819    $  9,492
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                                      5,531       5,051
    Change in fair value of financial instruments                       (704)      1,479
    Gains on disposals of property & equipment                           (22)         (6)
    Provision for doubtful accounts                                    1,320       1,699
    Changes in assets and liabilities, net of acquired companies:
    Accounts receivable                                              (10,861)      5,242
    Inventory                                                        (17,185)      2,934
    Prepaid expenses and other assets                                 (1,743)     (3,177)
    Notes receivable, trade                                           (1,722)     (1,467)
    Accounts payable                                                  11,943       2,658
    Accrued expenses                                                  (1,838)      1,331
    Financial instruments                                             (5,400)         --
    Tax effect of stock options                                          921         107
                                                                    --------    --------
      Net cash (used in) provided by operating activities             (5,941)     25,343
                                                                    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of acquired businesses, net of cash acquired                (6)    (43,724)
    Proceeds from disposals of property and equipment                    141          47
    Capital expenditures                                              (9,335)    (11,221)
                                                                    --------    --------
      Net cash used in investing activities                           (9,200)    (54,898)
                                                                    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net borrowings under note payable                                 10,328      31,392
    Proceeds from issuance of long-term debt                           9,904          --
    Repayments on long-term debt                                      (2,098)       (854)
    Principal payments of capital lease obligations                     (537)       (657)
    Proceeds from exercise of stock options                            2,759         317
                                                                    --------    --------
      Net cash provided by financing activities                       20,356      30,198
                                                                    --------    --------

NET INCREASE IN CASH                                                   5,215         643
Cash at beginning of period                                            3,645      11,184
                                                                    --------    --------
Cash at end of period                                               $  8,860    $ 11,827
                                                                    ========    ========

Supplemental disclosures of cash flow information:
Cash paid during the period for:
      Interest                                                      $  4,354    $  3,798
                                                                    ========    ========
      Income taxes, net of refunds                                  $  9,079    $  6,421
                                                                    ========    ========